                                  [LOGO C&C]                       EXHIBIT 10.13


================================================================================
                                   SUBLEASE
================================================================================


Sublessor: Rambus Inc., a                Premises: 2465 Latham Street, Suite 200
           Delaware corporation                    & 300 Mountain View, CA 94040


Sublessee: Muse Prime Software, Inc.,    Date:     May 8, 2000
           a Delaware corporation



   This Sublease is made and entered into as of May 8, 2000, by and between Rambus Inc., a Delaware corporation (Sublessor), and Muse Prime Software, Inc., a Delaware corporation (Sublessee).


                                   Recitals

   A. Rambus Inc. is the Lessee under that certain Master Lease dated March 10, 1991, (for reference purposes only) First Amendment to Master Lease dated January 12, 1994, (for reference purposes only) and Second Amendment to Master Lease dated December 1, 1994, (collectively referred to as the "Master Lease"). A copy of the Master Lease is attached hereto as Exhibit "A." Any capitalized terms used in this Sublease but not defined herein shall have the same meaning attributed to them under the Master Lease. South Bay/Latham, a California Limited Partnership, was the orignal Lessor under the Master Lease. The present Lessor under the Master Lease is Stephen Nakashima.

   B. Sublessor and Sublessee now desire to enter into the within Sublease for the Subleased Premises on the terms and conditions set forth herein.


   Now, therefore, in furtherance of the foregoing and in consideration of the mutual covenants set forth below, the parties hereby agree as follows:

1. Sublease:

   Sublessor hereby subleases to Sublessee on the terms and conditions set forth herein the Premises described in the Master Lease attached hereto as Exhibit A (Subleased Premises).

2. Relation to Master Lease:

   2.1 Except as otherwise stated herein, this Sublease is subject to all of the applicable terms and conditions of the Master Lease as if Sublessor were the Lessor and Sublessee the Lessee. Sublessee hereby assumes and agrees to perform all of the obligations of Lessee under the Master Lease to the extent said obligations apply to the Subleased Premises and Sublessee's use of the common areas, except as specifically set forth herein. Sublessee shall not commit or permit to be committed on the Subleased Premises or on any other portion of the Project any act or omission which violates any term or condition of the Master Lease. Except to the extent waived or consented to in writing by the other party or parties hereto who are affected thereby, neither of the parties hereto will, by renegotiations of the Master Lease, assignment, subletting, default or any other voluntary action, avoid or seek to avoid the observance or performance of the terms to be observed or performed hereunder by such party but, will at all times, in good faith assist in carrying out all the terms of this Sublease and in taking all such action as may be necessary or appropriate to protect the rights of the other party or parties hereto who are affected thereby against impairment. Nothing contained in this
          Section 2.1 or elsewhere in this Sublease shall prevent or prohibit Sublessor (a) from exercising its right to terminate the Master Lease pursuant to the terms thereof or (b) from assigning its interest in this Sublease or subletting the Premises to any other third party.

   2.2 All of the terms and conditions contained in the Master Lease are incorporated herein, except as specifically provided below, and shall together with the terms and conditions specifically set forth in this Sublease constitute the complete terms and conditions of this Sublease. The following paragraphs of the Master Lease shall not be
                                                                 ---------
          included in this Sublease: Master Lease Dated 10, 1991 paragraphs 1.1, 1.5-1.9, 3, 4.1, 5, 39, 50, 51,52, 53, 54, 55, 58; 1/st/ Amendment to
          Lease in its entirety; 2/nd/ Amendment to Lease paragraphs 2, 5, 6, 8, 9, 11, 12, "Nondisturbance Agreement", "Lease Amendment" (re General Magic).

   2.3 Notwithstanding any other term of this Sublease, Sublessor shall not be responsible for the performance or the furnishing of any repair, replacement or other obligations or services regarding the Subleased Premises, which are required to be performed or provided by Master Lessor under the Master Lease (including, without limitation, Master Lessor's repair obligations as described in Paragraph 7.1 of the Master Lease or the maintenance of insurance pursuant to paragraph 8 of the Master Lease), and Sublessee agrees to look solely to Master Lessor for the performance of such obligations. Provided that Sublessor has performed all obligations required of Sublessor as lessee under the Master Lease (except to the extent such obligations have been delegated to Sublessee in this Sublease), Sublessor shall have no liability to Sublessee for any failure by Master Lessor to perform its obligations under the Master Lease, nor shall such failure by Master Lessor excuse performance by Sublessee of its obligations under this Sublease. Upon the written request of Sublessee, Sublessor shall use good faith efforts to enforce the obligations of Master Lessor under the Master Lease as such obligations relate to the Sublease Premises, provided that Sublessee shall promptly reimburse Sublessor upon demand for all costs and expenses

        (including attorneys' fees) incurred by Sublessor in such enforcement efforts if the relevant obligations of Master Lessor.

   2.3 In the event that the consent of Master Lessor is required as a result of any request by Sublessee, the failure of Master Lessor to provide such consent shall be reasonable grounds for Sublessor to refuse its consent.

   2.4 Notwithstanding any other term of this Sublease, Sublessee shall in no event have any rights greater than those of Sublessor under the Master Lease.

   2.5 Sublessor represents to Sublessee that (A) the Master Lease is in full force and effect, (B) the copy of the Master Lease which is attached to this sublease as Exhibit A is a true, correct and complete copy of
                            ---------
        the Master Lease, and (C) Sublessor has received no written notice that a default exists on the part of Sublessor under the Master Lease.

   2.6 Notwithstanding the above, Sublessee shall have no obligation under Paragraph 7.3 (a) of the Master Lease to remove any alteration, improvement, addition or Utility Installation installed prior to January 1, 2001, but at the end of the Sublease Term, Sublessee shall be responsible for repairing any damage to the premises pursuant to the terms of the Master Lease and this Sublease, including but not limited to holes in walls, broken ceiling tiles, etc.

3. Premises:

   The Subleased Premises consists of those Premises more particularly described in the Master Lease, attached hereto as Exhibit A. The Subleased Premises consist of approximately Thirty One Thousand Four Hundred Thirty Eight rentable square feet (31,438+), and are commonly known as 2465 Latham Street, Suite 200 & 300, Mountain View, California.

4. Rent:

   Upon execution of this Agreement, Sublessee shall pay to Sublessor as Base Rent for the Subleased Premises the sum of Two Hundred Thirty Five Thousand Seven Hundred Eighty Five and 00/100 Dollars ($235,785.00), representing the first month's Base Rent. Thereafter, Base Rent shall be in accordance with the following schedule:

            Months              Amount per square foot/Full Service
            ------              -----------------------------------
             01-12                    $7.50/square foot/month

   Annually, on the anniversary date of the Sublease commencement, the Base Rent shall be increased by three percent (3%).

   The rental amount shall be paid, without deductions, offset, prior notice or demand. If the commencement date or the termination date of the Sublease occurs on a date other than the first day or the last day, respectively, of a calendar month, then the Base Rent for such partial month shall be prorated and the prorated Base Rent shall be payable on the Sublease commencement date or on the first day of the calendar month in which the Sublease termination date occurs, respectively.

5. Security Deposit:

   Upon Sublease execution, Sublessee shall deposit with Sublessor a Security Deposit in the amount of Two Million Eight Hundred Thousand and 00/100 Dollars ($2,800,000.00) in the form of an irrevocable Letter of Credit acceptable to Sublessor. Annually, on the Anniversary date of the Sublease commencement, and provided Sublessee is not then in default and has not been in default over the past year, the Letter of Credit shall be reduced by 25% (ie: Yr. 2 = $2,122,500.00, Yr. 3 = $1,591,875.00, Yr. 4 = $1,193,906.00,
   etc.) and such Letter of Credit shall remain in force and effect until at least 30 days after the expiration of the term of this Sublease . The term "Letter of Credit" shall, for the purposes of this Sublease, include any replacement or renewal Letter of Credit. Upon issuance of the Letter of Credit to Sublessor, Sublessor may draw against the Letter of Credit if (a) Sublessee is in default of any term, provision, covenant or condition of this Sublease, provided that Sublessor has given written notice to Sublessee under the terms of this Sublease and the applicable period of cure (if any) under this sublease for such default has expired and the default of Sublessee has not been cured, or (b) Sublessee shall fail to deliver or cause to be delivered to Sublessor any renewal or replacement Letter of Credit required under this Paragraph 5 not later than thirty (30) days prior to the date of expiration of the Letter of Credit then held by Sublessor.

   If Sublessee defaults under this Sublease, then Sublessor shall have the right to re-enter and take possession of the Subleased Premises and terminate Sublessee's interest under this Sublease. Except with respect to a default by Sublessee of Sublessee's obligation to pay Rent, if Sublessee's default causes Sublessor to default under the Master Lease, Sublessee shall defend, indemnify and hold Sublessor harmless from all damages, costs (including reasonable attorneys' fees), liability, expenses or claims relating to such default. If Sublessee fails to perform any of its obligations under the Master Lease (as incorporated herein) and Sublessor performs such obligations to prevent or cure a default thereunder, Sublessee shall immediately reimburse Sublessor for all of Sublessor's costs and expenses incurred by Sublessor in performing Sublessee's obligations, together with interest on those sums at the maximum rate permitted by law. The foregoing rights of Sublessor are in addition to Sublessor's rights under Paragraph 13.2 of the Master Lease as incorporated herein.

6. Rights of Access and Use:

   6.1    Use:

          Sublessee shall use the Subleased Premises only for those proposes permitted in the Master Lease, unless Sublessor and Master Lessor consent in writing to other uses prior to the commencement thereof.

   6.2    Furniture:

          During the term of the Sublease, Sublessee shall have the right to use and maintain all modular furniture, desks, chairs and phone system at no charge. At the end of the Sublease term and provided Sublessee is not in default, said furniture and systems shall become the property of the Sublessee and any taxes due as a result thereof shall be paid by Sublessee. Attached as Exhibit "C" to the Sublease is an inventory of what shall be included.

7. Sublease Term:

   7.1    Sublease Term:

          The Sublease term shall be for the period commencing on January 1, 2001 ("Commencement Date"), and continuing through February 28, 2005. In no event shall the Sublease term extend beyond the term of the Master Lease.

   7.2    Inability to Deliver Possession:

          In the event Sublessor is unable to deliver possession of the Subleased Premises at the commencement of the term for any reason, Sublessor shall not be liable for any loss, liability, injury or damage caused thereby nor shall this Sublease be void or voidable, but Sublessee shall not be liable for Rent until such time as Sublessor delivers possession of the Subleased Premises to Sublessee, but the term hereof shall not be extended by such delay. If Sublessee, with Sublessor's consent, takes possession prior to commencement of the term, Sublessee shall do so subject to all the covenants and conditions hereof and shall pay Rent for the period ending with Commencement Date at the same rental as that prescribed for the first month of the term prorated at the rate of 1/30/th/ thereof per day. In the event Sublessor has been unable to deliver possession of the Sublease Premises by April 1, 2001, Sublessee, at Sublessee's option, may terminate this Sublease by giving written notice thereof to Sublessor no later than April 10, 2001.

8.   Notices:

     All notices, demands, consents and approvals which may or are required to be given by either party to the other hereunder shall be given in the manner provided in the Master Lease at the addresses shown below. Sublessor shall notify Sublessee of any Event of Default under the Master Lease, or of any other event of which Sublessor has actual knowledge which will impair Sublessee's ability to conduct its normal business at the Subleased Premises, as soon as reasonable practicable following Sublessor's receipt of notice from the Lessor of an Event of Default or actual knowledge of such impairment.


     Sublessor's Address: Rambus Inc.                      Sublessee's Address: Muse Prime Software
                          4440 El Camino Real                                   2465 Latham St Suite 200
                          Los Altos, CA 94022                                   Mountain View CA 94040
                    Attn: Ed Larsen                                       Attn: Patrick McConnell
                                                                                CFO

            Phone Number: 650-944-7777                            Phone Number: 650-210-2525
              Fax Number: 654-944-8080                              Fax Number: 650-210-2524

9.   Broker Fee:

     Upon execution of the Sublease, Sublessor shall pay Cornish & Carey Commercial, a licensed real estate broker, fees set forth in a separate agreement between Sublessor and Broker for brokerage services rendered by Broker to Sublessor in these transactions.

10.  Broker Representation:

    ----------------------------------------------------------------------------
                                S U B L E A S E
    ----------------------------------------------------------------------------

    The only Broker involved in this Sublease is Cornish & Carey Commercial representing both the Sublessor and Sublessee. Both Sublessor and Sublessee consent to such dual representation and waive any conflict of interest arising out of such dual agency.

11. Compliance with Americans With Disabilities Act:

    Sublessee shall be responsible for the installation and cost of any and all improvements, alterations or other work required on or to the Subleased Premises or to any other portion of the property and/or building of which the Subleased Premises are a part, required or reasonably necessary because of: (1) Sublessee's use of the Subleased Premises or any portion thereof;
    (2) the use by a Sublessee by reason of assignment or sublease; or (3) both, including any improvements, alterations or other work required under the Americans With Disabilities Act of 1990. Compliance with the provisions of this Section 11 shall be a condition of Sublessor granting its consent to any assignment or Sublease of all or portion of this Sublease and the Subleased Premises described in this Sublease.

12. Compliance with Nondiscrimination Regulations:

    It is understood that it is illegal for Sublessor to refuse to display or sublease the Subleased Premises or to assign, surrender or sell the Master Lease, to any person because of race, color, religion, national origin, sex, sexual orientation, marital status or disability.

13. Toxic Contamination Disclosure:

    Sublessor and Sublessee each acknowledge that they have been advised that numerous federal, state, and/or local laws, ordinances and regulations
    (Laws) affect the existence and removal, storage, disposal, leakage of and contamination by materials designated as hazardous or toxic (Toxics). Many materials, some utilized in everyday business activities and property maintenance, are designated as hazardous or toxic.

    Some of the Laws require that Toxics be removed or cleaned up by landowners, future landowners or former landowners without regard to whether the party required to pay for "clean up" caused the contamination, owned the property at the time the contamination occurred or even knew about the contamination. Some items, such as asbestos or PCBs, which were legal when installed, now are classified as Toxics and are subject to removal requirements. Civil lawsuits for damages resulting from Toxics may be filed by third parties in certain circumstances.

    Sublessor and Sublessee each acknowledge that Broker has no specific expertise with respect to environmental assessment or physical condition of the Subleased Premises, including, but not limited to, matters relating to:
    (i) problems which may be posed by the presence or disposal of hazardous or toxic substances on or from the Subleased Premises, (ii) problems which may be posed by the Subleased Premises being within the Special Studies Zone as designated under the Alquist-Priolo Special Studies Zone Act (Earthquake Zones), Section 2621 - 2630, inclusive of California Public Resources Code, and (iii) problems which may be posed by the Subleased Premises being within a HUD Flood Zone as set forth in the U.S. Department of Housing and Urban Development "Special Flood Zone Area Maps", as applicable.

    Sublessor and Sublessee each acknowledge that Broker has not made an independent investigation or determination of the physical or environmental condition of the Subleased Premises, including, but not limited to, the existence or nonexistence of any underground tanks, sumps, piping, toxic or

    ----------------------------------------------------------------------------
                                S U B L E A S E
    ----------------------------------------------------------------------------


    hazardous substances on the Subleased Premises. Sublessee agrees that it will rely solely upon its own investigation and/or the investigation of professionals retained by it or Sublessor, and neither Sublessor nor Sublessee shall rely upon Broker to determine the physical and environmental condition of the Subleased Premises or to determine whether, to what extent or in what manner, such condition must be disclosed to potential sublessees, assignees, purchasers or other interested parties.

14. Rent Abatement and Damages to Personal Property:

    In the event Sublessor, pursuant to the terms of the Master Lease, is entitled to and receives rent abatement, then to the extent such rent abatement affects the Subleased Premises, Sublessee shall be entitled to rent abatement in an amount that the net rentable area of the Subleased premises bears to the total net rentable area of the Master Lease, and only to the extent any such abatement applies to the Sublease Term. In addition, any amounts paid or credited to Sublessor under the terms of the Master Lease for damage to personal property shall be credited to Sublessee, subject to the same limitations set forth above.

15. Sublessor's Work:

    Sublessor shall provide the space in an "As Is" condition, with all operating systems in good working order and repair, all carpets steam cleaned and touch up paint on the walls where needed and exposed. Sublessor makes no representation or warranty regarding (i) the condition of the Subleased Premises, (ii) the compliance of the Subleased Premises with the Applicable Requirements or (iii) the suitability of the Subleased Premises for Sublessee's intended use.

16. Operating Expenses:

    Sublessee shall be responsible for the pass thru of all Operating Expenses pursuant to the Master Lease but using a Base Year of 2000-2001. Notwithstanding any term herein or in the Master Lease, the amount of Operating Expenses shall not reduce the amount of Base Rent nor shall Sublessee receive a credit against Base Rent if the amount of Operating Expenses in a Comparison Year is less than the Operating Expenses in the Base Year.

17. Subleasing:

    Sublessee shall have the right to sublease the Subleased Premises or assign its rights during the Sublease term, pursuant to the terms in the Master Lease with the following exception: In the event that Sublessee subleases or assigns its right to lease a cumulative total of more than 7500 square feet of the Subleased Premises, then fifty percent (50%) of any and all rent or other consideration received by Sublessee, initially, during or after the Sublease Term (and including the rent or consideration paid for said 7500 square feet) in excess of the Base Rent called for hereunder (or in case of a Sublease of a portion of the Subleased Premises, then in excess of such Base Rent fairly allocable to such portion), shall be paid to Sublessor as Additional Rent hereunder promptly upon its receipt by Sublessee. Notwithstanding the above, Sublessee shall be entitled to deduct from the total amount of Additional Rent paid pursuant to this paragraph any brokerage commissions paid by Sublessee in connection with such assignment or sublease.

18. Consent of Master Lessor:

    This Sublease shall not be effective unless and until Master Lessor provides his consent hereto.

    ----------------------------------------------------------------------------
                                S U B L E A S E
    ----------------------------------------------------------------------------

    SUBLESSOR:  RAMBUS INC, A DELAWARE CORPORATION


    ______________________________________
    By:  Ed Larsen                                Date: 5-8-00
         ---------------------------------             ----------------
    Its: SVP, Administration
         ---------------------------------


    SUBLESSEE:  MUSE PRIME SOFTWARE, INC, A DELAWARE CORPORATION


    ______________________________________
    By:  Patrick Mc Connell                       Date: 05 May, 2000
         ---------------------------------             ----------------
    Its: CFO
         ---------------------------------

--------------------------------------------------------------------------------
                                S U B L E A S E
--------------------------------------------------------------------------------


NOTICE TO SUBLESSOR AND SUBLESSEE: CORNISH & CAREY COMMERCIAL, IS NOT AUTHORIZED TO GIVE LEGAL OR TAX ADVICE; NOTHING CONTAINED IN THIS SUBLEASE OR ANY DISCUSSIONS BETWEEN CORNISH & CAREY COMMERCIAL AND SUBLESSOR AND SUBLESSEE SHALL BE DEEMED TO BE A REPRESENTATION OR RECOMMENDATION BY CORNISH & CAREY COMMERCIAL, OR ITS AGENTS OR EMPLOYEES AS TO THE LEGAL EFFECT OR TAX CONSEQUENCES OF THIS DOCUMENT OR ANY TRANSACTION RELATING THERETO. ALL PARTIES ARE ENCOURAGED TO CONSULT WITH THEIR INDEPENDENT FINANCIAL CONSULTANTS AND/OR ATTORNEYS REGARDING THE TRANSACTION CONTEMPLATED BY THIS PROPOSAL.


Exhibit "A" Master Lease
Exhibit "B" Premises
Exhibit "C" Inventory


LESSOR CONSENT:
The undersigned, Lessor under the Master Lease attached as Exhibit A, hereby consents to the subletting of the Subleased Premises described herein on the terms and conditions contained in this Sublease. This Consent shall apply only to this Sublease and shall not be deemed to be a consent to any other Sublease.


LESSOR: ________________________

By:  _______________________________    Date: _______________________




ATTORNMENT AGREEMENT:

Sublessee shall attorn to Lessor and perform all of Sublessee's obligations under the Sublease directly to Lessor as if Lessor were the Sublessor under the Sublease. If Sublessee is not, at the time of the notice, in default, Lessor shall continue to recognize the estate of Sublessee created under the Sublease. If Sublessee is not in default, the Sublease shall continue with the same force and effect as if Lessor and Sublessor had entered into a lease on the same provisions as those contained in the Sublease, including, without limitation, the Sublessee's right to extend the term of the Lease.


LESSOR: ________________________

By:  _______________________________    Date: _______________________